Exhibit 8.1

                               Hunton & Williams
                              951 East Byrd Street
                             Riverfront Plaza, East
                               Richmond, VA 23219





                                 June 26, 1998



Crestar Bank
6802 Paragon Place, 3rd Floor
Richmond, Virginia  23230-9428


                          Crestar Securitization, LLC


Ladies and Gentlemen:

                  We have acted as special tax counsel to Crestar Securitization, LLC, a Virginia limited liability company (the "Depositor"), in connection with the preparation of a Registration Statement on Form S-3 (No. 333-51725) (the "Registration Statement"), which was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Student Loan Asset Backed Notes (the "Notes"). As set forth in the Registration Statement, each series of Notes (a "Series") will be issued under and pursuant to an indenture (the "Indenture") between a trust established by the Depositor (the "Trust") and an indenture trustee to be named therein (the "Indenture Trustee"). The Trust will be established pursuant to a deposit trust agreement (the "Trust Agreement") among the Depositor, an eligible lender trustee to be named therein (the "Eligible Lender Trustee"), and a Delaware trustee to be named therein (the "Delaware Trustee").

                  We have examined the prospectus and form of prospectus supplement related thereto contained in the Registration Statement. In addition, we have reviewed (i) the form of the Trust Agreement; (ii) the form of the Indenture, including the forms of Notes attached as exhibits thereto; (iii) the form of the Transfer and Servicing Agreement, including the Standard Terms thereto, among the Depositor, the Eligible Lender Trustee, the Trust to be named therein, and a master servicer and administrator to be named therein (the "Transfer and Servicing Agreement"); (iv) the form of the Sales Agreement among Crestar Bank, as transferor (the "Transferor"), the Depositor and the Eligible Lender Trustee (the "Sales Agreement," and, together with the Trust


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Crestar Bank
June 26, 1998
Page 2



Agreement, the Indenture, and the Transfer and Servicing Agreement, the "Agreements"); and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  In arriving at the opinions expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the parties thereto for such Series of Notes and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Notes will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, that Notes will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of Notes comply (without waiver) with all of the provisions of the related Agreements and the other documents prepared and executed in connection with such transactions.

                  Based on the foregoing, we are of the opinion that the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Consequences" are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered. You should be aware that this opinion represents our conclusions as to the application of existing law to a transaction as described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change. In addition, this opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Notes as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                  No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of Virginia or any other state.

                                                     Very truly yours,


                                                     /s/  HUNTON & WILLIAMS